Exhibit (a)(5)

FORM OF PERSONNEL OPTION STATUS REPORT

Page: 1
File: Opstmt
Date:
Time:
Vintage Petroleum, Inc.
ID: 73-1182669
110 West 7th Street
Tulsa, OK 74119
(918) 592-0101

As of / /03

Employee Name							ID:

Employee Address

Number	Option Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable

Information Currently on File

Tax	Rate %	Option SDS Broker	Registration	Alternate Address

Federal
Social Security
Medicare